                                                                    Exhibit 10.7

                              AMENDED AND RESTATED
                                    AGREEMENT


         THIS AMENDED AND RESTATED AGREEMENT, made as of the 21st day of October 1999, by and between ROBERT F. YOUNG, NANCY R. YOUNG and MARC EWING (individually and collectively, the "Founders"); ERIK WILLIAM TROAN ("Employee," and collectively with the Founders, the "Individual Parties"); and RED HAT, INC., a Delaware corporation with offices in Durham, North Carolina (the "Corporation");

                              W I T N E S S E T H:

         WHEREAS, Employee was granted warrants (the "Warrants") to purchase 1,540,400 (split adjusted) shares of the Corporation's common stock pursuant to an Employment Agreement by and between the Corporation and Employee commencing May 1, 1995 and executed October 10, 1995 (the "Employment Agreement"); and

         WHEREAS, the Individual Parties entered into an Agreement (the "Original Agreement") binding Employee and the Corporation to its terms with respect to the Warrants and for any and all shares of the Corporation issued to Employee upon exercise of the Warrants (the "Warrant Shares"); and

         WHEREAS, the Individual Parties amended the Original Agreement on May 24, 1999 to modify the terms of the Original Agreement and to extend the term of the Warrants, and pursuant to such amendment, certain sections of the Original Agreement were terminated as of the consummation of the Corporation's initial public offering on August 16, 1999; and

         WHEREAS, as of the date hereof, the Employee has partially exercised the Warrants for Warrant Shares and all of the remaining Warrant Shares are fully and immediately exercisable; and

         WHEREAS, the Individual Parties and the Corporation desire to amend and restate the terms and conditions upon which the Warrants may be exercised and terminated and the terms and conditions under which the Warrant Shares will be held; and

         WHEREAS, the Individual Parties and the Corporation agree that it is in their best interest to agree upon the terms and conditions set forth herein and that such terms and conditions reflect the full understanding of the Individual Parties and the Corporation.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the Individual Parties and the Corporation agree, for themselves, their successors and assigns, as follows:

                                    ARTICLE I
                                    WARRANTS

         1.1 WARRANT. The Corporation and the Employee hereby agree that the Employee's rights to purchase Warrant Shares pursuant to the Employment Agreement, and the exercise of the Warrants, shall be governed by the terms of this Article I. Employee agrees that the provisions in this Agreement pertaining to the exercise and termination of Warrants and the purchase of Warrant Shares represents the understanding of the parties and shall control and shall supersede over any provisions to the contrary in such Employee's Employment Agreement. Employee acknowledges that the only options or warrants to purchase or receive shares of the Corporation's stock to which the Employee is entitled are the Warrants described in this Article I, that as of the date of the Employment Agreement no profit sharing plan had been implemented by the Corporation, and that the Employee waives any rights under Section 3c of the Employment Agreement to demand "warrants" pursuant to a profit sharing plan unless a profit sharing plan expressly granting the right to Employee to "warrants" is hereinafter implemented by the Corporation and authorized by its Board of Directors.

         1.2 EXERCISE. Unless this Warrant is earlier terminated pursuant to
Section 1.5 hereof, Employee has the option to purchase the number of Warrant Shares set forth on Schedule A hereto (the "Remaining Warrant Shares"). The Employee may exercise the Warrants for all or any portion of the Remaining Warrant Shares at any time; provided that no partial exercise of such Warrant may be for less than one hundred (100) full Warrant Shares. In no event shall the Corporation be required to transfer fractional shares to the Employee. The Individual Parties and the Corporation acknowledge and confirm that as of the the date hereof, the Employee has exercised 523,950 of his Warrants. Upon the exercise of any Warrants hereunder, Schedule A shall be automatically amended and restated to reduce the Remaining Warrant Shares appropriately.

         1.3 PURCHASE PRICE. The purchase price for each Warrant Share shall be $.0001 per Warrant Share.

         1.4 EXERCISE OF WARRANTS. The respective number of Warrants shall be exercisable from time to time by giving ten (10) days prior written notice to the Corporation and the payment in cash to the Corporation of the purchase price of the Warrant Shares which the Employee may and elects to purchase. The Corporation shall make immediate delivery of such Warrant Shares, provided that if any law or regulation requires the Corporation to take any action with respect to the Warrant Shares specified in such notice before the issuance thereof, the date of delivery of such Warrant Shares shall be extended for the period necessary to take such action.

         1.5 TERMINATION OF WARRANTS. The Warrants, to the extent not heretofore exercised, shall terminate on the first to occur of the following dates:

             (a) If the Employee's employment with the Corporation terminates because of his death, any Warrants held by the Employee on the date of his death may be exercised only within thirty (30) days after his death and only to the extent that the Warrants could have been exercised immediately before the Employee's death;

             (b) If the Employee's employment with the Corporation terminates because of Total Disability (as hereinafter defined) after at least one (1) year of continuous employment with the Corporation immediately following the date on which Warrants were originally granted in the Employment Agreement, the Employee may exercise the Warrant to the extent that it could be exercised upon such termination of employment at any time within thirty (30) days after the employment shall terminate;

             (c) If the Employee's employment with the Corporation terminates because of his retirement after at least one (1) year of continuous employment with the Corporation immediately following the date on which the Warrants were granted, the Employee may exercise the Warrant to the extent that the Warrants can be exercised upon such termination of employment at any time within thirty
(30) days after retirement. Retirement means retirement from the Corporation pursuant to the provisions of the Corporation's policy as may be implemented by the Board of Directors from time to time.;

             (d) If the Employee's employment with the Corporation is terminated by the Corporation without cause, the Employee may exercise the Warrants to the extent that the Warrants can be exercised upon such termination of employment at any time within thirty (30) days after such termination;

             (e) Termination of the Employee's employment with the Corporation for any reason other than death, disability, retirement, or without cause;

             (f) The happening of any event resulting in the termination of this Agreement pursuant to Section 3.14 hereof;

             (g) May 1, 2006.

         1.6 RIGHTS PRIOR TO EXERCISE OF WARRANT. The Warrants granted to the Employee are nontransferable by the Employee and are exercisable only by the Employee. The Employee shall have no right as a shareholder with respect to the Warrant Shares until payment of the purchase price per Warrant Share set forthin
Section 1.3 and delivery to the Employee of such Warrant Shares as herein provided.

         1.7 RESTRICTIONS. All Warrant Shares acquired by Employee pursuant to the Warrants shall be subject to applicable securities laws restrictions on transfer.

         1.8 TIME IS OF THE ESSENCE. Time is of the essence in exercising the Warrants under this Agreement.

                                   ARTICLE II
                               GENERAL PROVISIONS

         2.1 CORPORATE ACTION. The Corporation and the Individual Parties shall take all action required pursuant to this Agreement to effectuate the provisions herein.

         2.2 WARRANT SHARES. All references to Warrant Shares and Remaining Warrant Shares shall be automatically adjusted with respect to any stock split, stock dividend, combination, recapitalization, reorganization or any other transaction or event that would otherwise have an effected on the Corporation's Common Stock.

         2.3 NECESSARY ACTS. Each party hereto agrees that they will do any act or thing and will execute any and all instruments necessary and/or proper to make effective the provisions of this Agreement.

         2.4 SEVERABILITY. Should any provision of this Agreement be declared to be invalid for any reason or to have ceased to be binding on the parties hereto, such provision shall be severed, and all other provisions herein shall continue to be effective and binding.

         2.5 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Delaware.

         2.6 ENTIRE AGREEMENT. This Agreement together with Schedule A, as such may be amended and restated from time to time, contains the entire agreement between the parties hereto with respect to the subject matter hereof, and no change, amendment or modification of this Agreement shall be valid unless the same be in writing and signed by the Employee and the Corporation. No waiver of any of the terms of this Agreement shall be valid unless signed by the party against whom such waiver is asserted. This Agreement supersedes and nullifies the terms of the Original Agreement and any other agreement setting forth the rights of the Employee previously entered into by Employee with respect to the subject matter hereof. The Employee acknowledges that his ownership of Warrants gives him no rights or expectations except those embodied in this Agreement.

         2.7 SPECIFIC PERFORMANCE. The parties acknowledge that the actual damage which would be sustained upon the breach of this Agreement by any of the parties or to a personal representative of a Decedent aggrieved by the breach or threatened breach of any of its provisions shall be entitled to seek from any court of competent jurisdiction an order for specific performance of all of the terms and conditions of this agreement. This provision does not limit the parties from seeking any other available remedies at law or equity.

         2.8 PROHIBITED TRANSFERS VOID. Any purported transfer in violation of this Agreement shall be void and shall not transfer any interest or title to the purported transferee. The Corporation shall not be required to transfer on its books any Warrant or Warrant Shares sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of this Warrant or those Warrant Shares or to pay dividends to any transferee to whom any of those Warrant Shares shall have been so sold or transferred.

         2.9 REPRESENTATION AS TO ATTORNEY. The Individual Parties (and the Corporation) acknowledge that a conflict may exist among their respective interests, and that the Individual Parties should seek the advice of independent counsel. The parties hereby waive any claim they may have as to any conflict which may exist in connection with the preparation of this Agreement.

         2.10 AGREEMENT BINDING. This Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective next-of-kin, legatees, administrators, executors, legal representatives, successors and permitted assigns (including remote, as well as immediate, successors to and assignees of said parties).

         2.11 PRONOUNS AND HEADINGS. In this Agreement the masculine shall include the feminine and the singular shall include the plural as the context of this Agreement shall clearly require. The article and section headings in this Agreement are inserted for convenience only and are not part of the Agreement.

         2.12. TERMINATION. This Agreement shall commence as of the date hereof and shall continue in full force and effect until terminated (i) by the mutual agreement of the parties hereto, (ii) by the dissolution or bankruptcy of the Corporation, (iii) upon the effectiveness of a merger, consolidation or other acquisition of substantially all of the Corporation's assets, if the Corporation is not the surviving corporation, except that a merger or consolidation with a subsidiary which effects a mere change in the form or domicile of the Corporation without changing the respective shareholdings of the Individual Parties shall not terminate the agreement, even if the Corporation is not the surviving corporation, or (iv) upon the sale of all of the issued and outstanding shares of the Corporation.

         2.13 TRANSFERABILITY. Any rights or interests of the parties set forth in this Agreement are personal and nontransferable.

         2.14 NOTICES. Any notice or offer required hereunder shall be deemed to have been validly given if delivered by certified mail, return receipt requested, postage prepaid, addressed, or by federal express overnight delivery (or other nationally recognized service) with receipt confirmed, in the case of the Corporation, to its principal office, and in the case of the Individual Parties, to their address appearing on the stock records of the Corporation or to such other address as he may designate. Notices hereunder shall be deemed given seven (7) business days after deposit in the United States Mail or the next business day, if delivered by Federal Express overnight delivery (or other nationally recognized service).

         2.15 JURISDICTION AND VENUE. The parties agree that any action brought in any court whether federal or state shall be brought within the State of North Carolina in the judicial district of Durham, Durham County and do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

         2.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreements.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Agreement to be signed by its duly authorized officers, and the Individual Parties have hereunto set their hands, all as of the day and year first above written.

                                         RED HAT, INC.


                                         By: /s/ Robert F. Young
                                            ---------------------------
                                         Title: Chief Executive Officer


                                         /s/ Robert F. Young
                                         ------------------------------
                                         Robert F. Young


                                         /s/ Nancy R. Young
                                         ------------------------------
                                         Nancy R. Young


                                         /s/ Marc Ewing
                                         ------------------------------
                                         Marc Ewing

                                         EMPLOYEE


                                         /s/ Erik Troan
                                         ------------------------------
                                         Erik Troan

                                   SCHEDULE A



Remaining Warrant Shares                                      1,016,450
